                                                                    EXHIBIT 99.1

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
            ---------------------------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2003
                         ------------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended September 30, 2003:

          Net loss                                                                      $         (64,000)
          Add:     Equity in loss of Local Limited Partnership                                      61,000
                   Depreciation                                                                     96,000
                   Amortization                                                                      2,000
                   Cash from reserves                                                               69,000
                                                                                        -------------------

          Cash Available for Distribution                                               $           26,000
                                                                                        ===================

          Distributions allocated to General Partners                                   $            1,000
                                                                                        ===================

          Distributions allocated to Limited Partners                                   $           25,000
                                                                                        ===================

     2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended September 30, 2003:

                Entity Receiving                                Form of
                  Compensation                                Compensation                           Amount
          -----------------------------    ---------------------------------------------------   ----------------
          General Partners                 Interest in Cash Available for Distribution           $         1,000

          WFC Realty Co., Inc.
          (Initial Limited Partner)        Interest in Cash Available for Distribution           $             5